Exhibit 10.90

REVOLVING LINE OF CREDIT NOTE

$4,000,000.00	Portland, Oregon
June 30, 2017

FOR VALUE RECEIVED, the undersigned CUI, INC. and CUI-CANADA, INC. (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its office at MAC P6101-250, 1300 SW 5th Avenue, 25th Floor, Portland, Oregon 97201, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Dollars ($4,000,000.00), or so much thereof as may be advanced and be outstanding pursuant to the terms of the Credit Agreement, as defined herein, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

(a) “Daily One Month LIBOR” means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a one (1) month period.

(b) “LIBOR” means (i) for the purpose of calculating effective rates of interest for loans making reference to LIBOR Periods, the rate of interest per annum determined by Bank based on the rate for United States dollar deposits for delivery on the first day of each LIBOR Period for a period approximately equal to such LIBOR Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such LIBOR Period (or if not so published, then as determined by Bank from another recognized source or interbank quotation), or (ii) for the purpose of calculating effective rates of interest for loans making reference to Daily One Month LIBOR, the rate of interest per annum determined by Bank based on the rate for United States dollar deposits for delivery of funds for one (1) month as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, or, for any day not a London Business Day, the immediately preceding London Business Day (or if not so published, then as determined by Bank from another recognized source or interbank quotation); provided, however, that if LIBOR determined as provided above would be less than zero percent (0.0%), then LIBOR shall be deemed to be zero percent (0.0%).

(c) “LIBOR Period” means a period commencing on a New York Business Day and continuing for one (1) or three (3) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that (i) no LIBOR Period may be selected for a principal amount less than One Hundred Thousand Dollars ($100,000.00), (ii) if the day after the end of any LIBOR Period is not a New York Business Day (so that a new LIBOR Period could not be selected by Borrower to start on such day), then such LIBOR Period shall continue up to, but shall not include, the next New York Business Day after the end of such LIBOR Period, unless the result of such extension would be to cause any immediately following LIBOR Period to begin in the next calendar month in which event the LIBOR Period shall continue up to, but shall not include, the New York Business Day immediately preceding the last day of such LIBOR Period, and (iii) no LIBOR Period shall extend beyond the scheduled maturity date hereof.

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(d) “London Business Day” means any day that is a day for trading by and between banks in dollar deposits in the London interbank market.

(e) “New York Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in New York are authorized or required by law to close.

(f) “State Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the jurisdiction described in “Governing Law” herein are authorized or required by law to close.

INTEREST:

(a)          Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum determined by Bank to be two and one quarter percent (2.25%) above Daily One Month LIBOR in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be two and one quarter percent (2.25%) above LIBOR in effect on the first day of the applicable LIBOR Period. Bank is hereby authorized to note the date, principal amount and interest rate applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

(b)          Selection of Interest Rate Options. Subject to the provisions herein regarding LIBOR Periods and the prior notice required for the selection of a LIBOR interest rate, (i) at any time any portion of this Note bears interest determined in relation to LIBOR for a LIBOR Period, it may be continued by Borrower at the end of the LIBOR Period applicable thereto so that all or a portion thereof bears interest determined in relation to Daily One Month LIBOR or to LIBOR for a new LIBOR Period designated by Borrower, (ii) at any time any portion of this Note bears interest determined in relation to Daily One Month LIBOR, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a LIBOR Period designated by Borrower, and (iii) at the time an advance is made hereunder, Borrower may choose to have all or a portion thereof bear interest determined in relation to Daily One Month LIBOR or to LIBOR for a LIBOR Period designated by Borrower.

To select an interest rate option hereunder determined in relation to LIBOR for a LIBOR Period, Borrower shall give Bank notice thereof that is received by Bank prior to 11:00 a.m. in the jurisdiction described in “Governing Law” herein on a State Business Day at least two State Business Days prior to the first day of the LIBOR Period, or at a later time during such State Business Day if Bank, at its sole discretion, accepts Borrower’s notice and quotes a fixed rate to Borrower. Such notice shall specify: (A) the interest rate option selected by Borrower, (B) the principal amount subject thereto, and (C) for each LIBOR selection, the length of the applicable LIBOR Period. If Bank has not received such notice in accordance with the foregoing before an advance is made hereunder or before the end of any LIBOR Period, Borrower shall be deemed to have made a Daily One Month LIBOR interest selection for such advance or the principal amount to which such LIBOR Period applied. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as it is given in accordance with the foregoing and, with respect to each LIBOR selection, if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three State Business Days after such notice is given. Borrower shall reimburse Bank immediately upon demand for any loss or expense (including any loss or expense incurred by reason of the liquidation or redeployment of funds obtained to fund or maintain a LIBOR borrowing) incurred by Bank as a result of the failure of Borrower to accept or complete a LIBOR borrowing hereunder after making a request therefor. Any reasonable determination of such amounts by Bank shall be conclusive and binding upon Borrower. Should more than one person or entity sign this Note as a Borrower, any notice required above may be given by any one Borrower acting alone, which notice shall be binding on all other Borrowers.

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(c)          Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) costs, expenses and liabilities arising from or in connection with reserve percentages prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

(d)          Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, or upon the occurrence and during the continuance of an Event of Default, then at the option of Bank, in its sole and absolute discretion, the outstanding principal balance of this Note shall bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

(a)          Borrowing and Repayment of Principal. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 1, 2019.

(b)          Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing July 1, 2017, and on the maturity date set forth above.

(c)          Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) DANIEL FORD, WILLIAM CLOUGH, MATTHEW MCKENZIE or DEBORAH MOEN, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

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(d)          Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to Daily One Month LIBOR, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest LIBOR Period first.

PREPAYMENT:

(a)          Daily One Month LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Daily One Month LIBOR rate at any time, in any amount and without penalty.

(b)          LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the LIBOR Period applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such LIBOR Period matures, calculated as follows for each such month:

(i)	Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the LIBOR Period applicable thereto.

(ii)	Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such LIBOR Period at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

(iii)	If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2.00%) above the Daily One Month LIBOR rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

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(c)          Application of Prepayments. If principal under this Note is payable in more than one installment, then any prepayments of principal shall be applied to the most remote principal installment or installments then unpaid.

EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of June 30, 2017, as amended from time to time (the “Credit Agreement”). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Note.

MISCELLANEOUS:

(a)          Remedies. Upon the sale, transfer, hypothecation, assignment or other encumbrance, whether voluntary, involuntary or by operation of law, of all or any interest in any real property securing this Note, if any, or upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note whether or not suit is brought, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

(b)          Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

(c)          Governing Law. This Note shall be governed by and construed in accordance with the laws of Oregon, but giving effect to federal laws applicable to national banks, without reference to the conflicts of law or choice of law principles thereof.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

CUI, INC.

By:	/S/ Daniel Ford, CFO
DANIEL FORD, CFO

CUI-CANADA, INC.

By:	/S/ Daniel Ford, CFO
DANIEL FORD, CFO

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of June 30, 2017, by and between CUI, INC., an Oregon corporation and CUI-CANADA, INC., a Nova Scotia corporation (each individually, a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”). Each reference herein to “Borrower” shall mean each and every party, collectively and individually, defined above as a Borrower.

RECITALS

Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1. LINE OF CREDIT.

(a)          Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 1, 2019, not to exceed at any time the aggregate principal amount of Four Million Dollars ($4,000,000.00) (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of June 30, 2017, as modified from time to time (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b)          Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth herein.

SECTION 1.2. INTEREST/FEES.

(a)          Interest. The outstanding principal balance of each credit subject hereto shall bear interest at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.

(b)          Computation and Payment. Interest shall be computed on the basis set forth in each promissory note or other instrument or document required hereby. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

(c)          Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one quarter percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on the first day of each January, April, July and October, commencing on October 1, 2017.

SECTION 1.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by debiting Borrower’s deposit account number [                         ] with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 1.4. COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank, Borrower hereby grants to Bank security interests of first priority in all Borrower’s accounts receivable and other rights to payment, general intangibles, inventory and equipment.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

SECTION 1.5. GUARANTIES. The payment and performance of all indebtedness and other obligations of Borrower to Bank shall be guaranteed jointly and severally by CUI GLOBAL, INC., as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 2.1. LEGAL STATUS.

(a)	CUI, INC. is a corporation, duly organized and existing and in good standing under the laws of Oregon and CUI-CANADA, INC. is a corporation duly organized and existing and in good standing under the laws of Nova Scotia.

(b)	Borrower is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower; and

(c)	Borrower is not the target of any trade or economic sanctions promulgated by the United Nations or the governments of the United States, the United Kingdom, the European Union, Canada, or any other jurisdiction in which the Borrower is located or operates (collectively, “Sanctions”).

SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the organizational and governing documents of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The annual financial statement of Borrower dated December 31, 2016, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower’s operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

ARTICLE III

CONDITIONS

SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:

(a)          Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank’s counsel.

(b)          Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)	This Agreement and each promissory note or other instrument or document required hereby.
(ii)	Continuing Guaranty from each guarantor listed herein.
(iii)	Corporate Resolution: Borrowing.
(iv)	Certificate of Incumbency.
(v)	Officer’s Certificate.
(vi)	Authorizing Resolution.
(vii)	Corporate Resolutions and Certificate of Incumbency: Third Party.
(viii)	Security Agreement.
(ix)	Security Agreement: Business Assets.
(x)	Agreement and Acknowledgment of Security Interest (Landlord Waiver).
(xi)	Landlords Agreement.
(xii)	Corporate Opinion from Borrower’s counsel.

(xiii)	Such other documents as Bank may require under any other Section of this Agreement.

(c)          Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any Third Party Obligor hereunder, if any, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such Third Party Obligor, if any.

(d)          Insurance. Borrower shall have delivered to Bank evidence of insurance coverage, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with lender loss payable endorsements in favor of Bank, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property, including terrorism, as may be required by governmental regulation or Bank.

SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank’s satisfaction of each of the following conditions:

(a)          Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

(b)          Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)          not later than 120 days after and as of the end of each fiscal year, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement and statement of cash flows; and

(b)          not later than 45 days after and as of the end of each month, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement; and

(c)          not later than 45 days after and as of the end of each fiscal year, an annual budget of Borrower, prepared by Borrower; and

(d)          not later than 120 days after and as of the end of each fiscal year, an audited financial statement of each guarantor hereunder who is not an individual, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement and statement of cash flows. The audited annual financial statements shall be accompanied by (i) the unqualified opinion of such accountant addressed to Bank and (ii) a letter certifying Borrower statements were included under such guarantors financial statements; and

(e)          not later than 45 days after and as of the end of each fiscal quarter, a financial statement of each guarantor hereunder who is not an individual, prepared by such guarantor, to include balance sheet, income statement and statement of cash flows; and

(f)          contemporaneously with each annual, monthly and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer, a general partner or a member of Borrower, as applicable, that said financial statements are accurate, that Borrower is in compliance with all financial covenants in this Agreement (as evidenced by detailed calculations attached to such certificate), and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and

(g)          from time to time such other information as Bank may reasonably request, including without limitation, copies of rent rolls and other information with respect to any real property collateral required hereby.

SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower’s continued existence; comply with the requirements of all laws, rules, regulations and orders of any jurisdiction in which the Borrower is located or doing business, or otherwise is applicable to Borrower, including, without limitation, (a) all Sanctions, (b) all laws and regulations that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, (c) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (d) the U.K. Bribery Act of 2010, as amended, and (e) any other applicable anti-bribery or anti-corruption laws and regulations.

SECTION 4.5. INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, commercial general liability, flood, and, if required, hurricane, windstorm, seismic property damage and workers’ compensation, with all such insurance carried in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank’s request schedules setting forth all insurance then in effect, together with a lender’s loss payee endorsement for all such insurance naming Bank as a lender loss payee. Such insurance may be obtained from an insurer or through an insurance agent of Borrower’s choice, provided that any insurer chosen by Borrower is acceptable to Bank on such reasonable grounds as may be permitted under applicable law.

SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank’s satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower.

SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)          Total Liabilities divided by Tangible Net Worth not greater than 1.75 to 1.0 at each fiscal quarter end, with “Total Liabilities” defined as the aggregate of current liabilities and non-current liabilities (exclusive of unearned income), the lesser of unearned income or $2,500,000.00, and non-current liabilities less subordinated debt, and with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets and less any loans or advances to, or investments in, any related entities or individuals.

(b)          Net income after taxes not less than $250,000.00 on a rolling 4-quarter basis, determined as of each fiscal quarter end.

(c)          the outstanding principal balance of the Line of Credit at each month end, not greater than an aggregate of 65% of CUI, INC.’s eligible accounts receivable, plus 21% of the value of Borrower’s eligible inventory (including in-transit inventory but exclusive of work in process and inventory which is obsolete, unsaleable or damaged, provided however, in-transit inventory shall be limited to a maximum of $500,000.00), with all collateral values determined by Bank.

SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s property.

SECTION 4.11. COLLATERAL AUDITS. Permit Bank to audit all Borrower’s collateral required hereunder, with such audits to be performed (i) not later than one hundred eighty (180) days after the date of this Agreement and (ii) from time to time at Bank’s option by collateral examiners acceptable to Bank and in scope and content satisfactory to Bank, and with all Bank’s costs and expenses of each audit to be reimbursed in full by Borrower. Bank shall not be required to share the results of the audit(s) with Borrower or any third party.

SECTION 4.12. DEPOSIT ACCOUNTS. Maintain Borrower’s principal deposit accounts and other traditional banking relationships with Bank.

ARTICLE V

NEGATIVE COVENANTS

Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank’s prior written consent:

SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof, or directly or indirectly use any such proceeds for the purpose of (a) providing financing to, or otherwise funding, any targets of Sanctions; or (b) providing financing for, or otherwise funding, any transaction which would be prohibited by Sanctions or would otherwise cause Bank or any of Bank’s affiliates to be in breach of any Sanctions.

SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $1,750,000.00.

SECTION 5.3. LEASE EXPENDITURES. Incur any operating lease or capital lease expense in any fiscal year in excess of an aggregate of $100,000.00.

SECTION 5.4. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

SECTION 5.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower’s assets except in the ordinary course of its business.

SECTION 5.6. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

SECTION 5.7. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and additional loans, advances or investments in amounts not to exceed an aggregate of $15,000,000.00 in any fiscal year.

SECTION 5.8. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding; provided however, that Borrower may pay cash dividends or distributions to its parent company, CUI GLOBAL, INC. Borrower shall provide to Bank, upon request, any documentation required by Bank to substantiate the appropriateness of amounts paid or to be paid.

SECTION 5.9. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower’s assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a)          Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

(b)          Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c)          Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

(d)          Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder or any general partner or joint venturer in Borrower if a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) or CUI PROPERTIES, LLC has incurred any debt or other liability to any person or entity, including Bank.

(e)          Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f)          The filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract or transcript of judgment against Borrower or any Third Party Obligor in any county or recording district in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor.

(g)          There shall exist or occur any event or condition that Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower, any Third Party Obligor, or the general partner of either if such entity is a partnership, of its obligations under any of the Loan Documents.

(h)          The death or incapacity of Borrower or any Third Party Obligor if an individual. The withdrawal, resignation or expulsion of any one or more of the general partners in Borrower or any Third Party Obligor if a partnership. The dissolution or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Third Party Obligor.

(i)          The withdrawal, resignation or expulsion of any one or more of the general partners in Borrower or any change in control of Borrower or any entity or combination of entities that directly or indirectly control Borrower, with “control” defined as ownership of an aggregate of twenty-five percent (25%) or more of the common stock, members’ equity or other ownership interest (other than a limited partnership interest).

(j)          The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank’s prior written consent, of all or any part of or interest in any real property collateral required hereby.

SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all principal, unpaid interest outstanding and other indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank’s option and without notice (except as expressly provided in any mortgage or deed of trust pursuant to which Borrower has provided Bank a lien on any real property collateral) become immediately due and payable without presentment, demand, protest or any notices of any kind, including without limitation, notice of nonperformance, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	CUI, INC. 20050 SW 112th Ave. Tualatin, OR 97062

CUI-CANADA, INC.

39 Kodiak Crescent

North York, ON M3J 3E5 (Canada)

BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION MAC P6101-250 1300 SW 5th Ave., 25th Floor Portland, OR 97201

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel to the extent permissible), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank’s continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank’s rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, whether or not suit is brought, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity. Whenever in this Agreement and the other Loan Documents Borrower is obligated to pay for the attorneys’ fees of Bank, or the phrase “reasonable attorneys’ fees” or a similar phrase is used, it shall be Borrower’s obligation to pay the attorneys’ fees actually incurred or allocated, at standard hourly rates, without regard to any statutory interpretation, which shall not apply, Borrower hereby waiving the application of any such statute. Notwithstanding anything in this Agreement to the contrary, reasonable attorneys’ fees shall not exceed the amount permitted by law.

SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank’s prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank’s rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, if any, or any collateral required hereunder.

SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. To the full extent permitted by law, this Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Oregon (such State, Commonwealth or District is referred to herein as the “State”), but giving effect to federal laws applicable to national banks, without reference to the conflicts of law or choice of law principles thereof.

SECTION 7.11. BUSINESS PURPOSE. Borrower represents and warrants that each credit subject hereto is made for (a) a business, commercial, investment, agricultural or other similar purpose, (b) the purpose of acquiring or carrying on a business, professional or commercial activity, or (c) the purpose of acquiring any real or personal property as an investment and not primarily for a personal, family or household use.

SECTION 7.12. RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower’s obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Bank may exercise this remedy regardless of the adequacy of any collateral for the obligations of Borrower to Bank and whether or not the Bank is otherwise fully secured. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank to secure the payment of all obligations and liabilities of Borrower to Bank under the Loan Documents.

SECTION 7.13. ARBITRATION.

(a)          Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)          Governing Rules. Any arbitration proceeding will (i) proceed in a location in the State selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)          No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)          Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State or a neutral retired judge of the state or federal judiciary of the State, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of the State and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the corresponding rules of civil practice and procedure applicable in the State or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)          Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)          Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)          Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)          Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(i)          Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

SECTION 7.14. JOINT AND SEVERAL LIABILITY.

(a)          Each Borrower has determined and represents to Bank that it is a legitimate business purpose and in its best interests to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of every other Borrower hereunder, and all commitments, advances and other credit extensions under this Agreement will individually and collectively benefit each Borrower hereunder.

(b)          Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair market value in excess of its liabilities, after giving effect to any available rights of contribution or subrogation, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as they mature.

(c)          Each Borrower agrees that it is jointly and severally and unconditionally liable to Bank for, and will pay to Bank when due, the full amount of all existing and future indebtedness arising in connection with any facility extended under this Agreement, and all modifications, extensions and renewals thereto, including without limitation all principal and interest, and all fees, costs and expenses chargeable to each Borrower individually or collectively in connection with any facility hereunder. These obligations shall be in addition to any other obligations of any Borrower under any other agreement with Bank entered into before or after the date of this Agreement, unless such other agreement is expressly modified or revoked in writing, and this Agreement shall not affect or invalidate the terms of any such other agreement, unless otherwise expressly provided herein.

(d)          The liability of a Borrower for indebtedness hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any facility under this Agreement by any Borrower or any other person or entity is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(e)          Each Borrower authorizes Bank, without notice to or demand on such Borrower, and without affecting such Borrower’s liability for indebtedness incurred under any facility extended under this Agreement, from time to time to: (i) alter, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the indebtedness of any other Borrower to Bank on account of any such facilities; (ii) take and hold security from any other Borrower for the payment of indebtedness incurred under any facility extended under this Agreement, and exchange, enforce, waive, subordinate or release any such security; (iii) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage, or deed of trust, as Bank in its discretion may determine; (iv) release or substitute any one or more of the endorsers or any guarantors of any facility hereunder, or any other party obligated thereon; and (v) apply payments received by Bank from any other Borrower to indebtedness of such other Borrower to Bank other than to any facility extended under this Agreement.

(f)          Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from every other Borrower on a continuing basis financial and other information relating to the financial condition of every other Borrower, and each Borrower agrees to keep adequately informed by such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by Bank in any manner.

(g)          Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security held from any other Borrower or any other person; (iii) pursue any other remedy in Bank’s power; (iv) apply payments received by Bank from any other Borrower to any facility extended under this Agreement; (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of any kind, including without limitation, any notice of nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration; or (vi) set off against the indebtedness the fair value of any real or personal property given as collateral for the indebtedness (whether such right of setoff arises under statute or otherwise). In addition to the foregoing, each Borrower specifically waives any statutory right it might have to require Bank to proceed against other Borrowers or any collateral that secures the indebtedness.

(h)          Each Borrower waives to the extent permitted by applicable law any defense to its liability for repaying any facility extended under this Agreement based upon or arising by reason of: (i) any disability or other defense of any other Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the liability of any other Borrower for the facility extended under this Agreement; (iii) any lack of authority of any officer, director, partner, agent or other person acting or purporting to act on behalf of any other Borrower or any defect in the formation of any other Borrower; (iv) the application by any other Borrower of the proceeds of any facility extended under this Agreement for purposes other than the purposes intended or understood by Bank or each other Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any other Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any other Borrower; (vi) any impairment of the value of any interest in any security for any facility extended under this Agreement, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the indebtedness of any other Borrower for any facility extended under this Agreement, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of any Borrower for any facility extended under this Agreement, including increase or decrease of the rate of interest thereon.

(i) Until each facility extended under this Agreement and all indebtedness arising under or in connection with this Agreement shall have been paid in full, no Borrower shall have any right of subrogation. Each Borrower waives all rights and defenses it may have arising out of (i) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for each facility extended under this Agreement, destroys its rights of subrogation or its rights to proceed against any other Borrower for reimbursement, or (ii) any loss of rights it may suffer by reason of any rights, powers or remedies of any other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower’s indebtedness for each facility extended under this Agreement, whether by operation of law, or otherwise, including any rights Borrower may have to claim a fair market credit with respect to a deficiency or have a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness, and Borrower waives any right Borrower may have under any “one-action” rule. Borrower further waives the benefit of any homestead, exemption or other similar laws.

Until all indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. To the fullest extent permitted by applicable law, Borrower waives all rights of a surety and the benefits of any applicable suretyship law, statute or regulation, and without limiting any of the waivers set forth herein, Borrower further waives any other fact or event that, in the absence of this provision, would or might constitute or afford a legal or equitable discharge or release of or defense to Borrower.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first written above.

WELLS FARGO BANK,
CUI, INC.		NATIONAL ASSOCIATION

By:	/s/ Daniel N. Ford	By:	/s/ Megdy Khoury
	DANIEL FORD, CFO		MEGDY KHOURY,
SENIOR VICE PRESIDENT
CUI-CANADA, INC.

By:	/s/ Daniel N. Ford
DANIEL FORD, CFO

SECURITY AGREEMENT: BUSINESS ASSETS

1.          GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned CUI, INC., or any of them (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in all of the property of Debtor described as follows:

All rights to payment, accounts, deposit accounts, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, licenses, general intangibles, payment intangibles, software, letter of credit rights and health-care insurance receivables now existing or at any time hereafter arising and whether they arise from the sale, lease or other disposition of inventory or from performance of contracts for service, manufacture, construction, repair or otherwise or from any other source whatsoever, including without limitation all security, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein; and

All inventory, goods held for sale or lease or to be furnished under contracts for service, goods so leased or furnished, and all software embedded therein and component parts thereof, and all raw materials, work in process and materials used or consumed in Debtor’s business now or at any time hereafter acquired by Debtor wherever located, whether in the possession of Debtor or any warehouseman, bailee or any other person or in process of delivery and whether located at Debtor’s places of business or elsewhere, and all warehouse receipts, bills of lading and other documents evidencing any of the foregoing and all goods covered thereby, including without limitation all security, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein, and all renewals thereof; and

All tools, machinery, furnishings, furniture and other equipment, and all replacements, accessions and additions thereto and embedded software included therein, whether now owned or hereafter acquired by Debtor, wherever located, whether in the possession of Debtor or any other person, including without limitation all security, guaranties, warranties, indemnity agreements, insurance policies, supporting obligations and other agreements pertaining to the same or the property described therein (collectively called “Collateral”), together with all proceeds thereof, including whatever is acquired when any of the Collateral or proceeds thereof are sold, leased, licensed, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary and whatever is collected on or distributed on account thereof, including without limitation, (i) all rights to payment however evidenced, (ii) all goods returned by or repossessed from Debtor’s customers, (iii) rights arising out of Collateral, (iv) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, (v) insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral, (vi) returned insurance premiums, and (vii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (hereinafter called “Proceeds”).

2.          OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3.          TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4.          OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank shall not be required to apply such money to the Indebtedness or other obligations secured hereby or to remit such money to Debtor or to any other party until the full payment of all Indebtedness of Debtor to Bank, and the termination of all commitments to Bank to extend credit to Debtor.

5.          REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or as heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; (g) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws; and (h) where the Collateral consists of equipment, fixtures, or specific goods, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank.

6.          COVENANTS OF DEBTOR.

(a)          Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; and (vii) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b) Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (ii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove the Collateral from Debtor’s premises except in the ordinary course of Debtor’s business; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (v) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank; (vi) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor’s business, nor withdraw any funds from any deposit account pledged to Bank hereunder; (vii) to permit Bank to inspect the Collateral at any time; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (ix) if requested by Bank, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (x) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xi) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xii) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiii) in the event Bank elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xiv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

7. POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Bank’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank’s interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank’s sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor’s premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8.          PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, and at Bank’s option and subject to any restrictions under applicable law pertaining to usury, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.          EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment of the rights of Bank in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10.         REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Uniform Commercial Code or the Business and Commerce Code of the jurisdiction identified in Section 18 below, or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. In addition to any other remedies set forth in this Agreement, Debtor authorizes Bank to engage in “electronic self-help” as defined in and in accordance with applicable law. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (c) at Bank’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; (d) Bank may, at any time, liquidate any time deposits pledged to Bank hereunder and apply the Proceeds thereof to payment of the Indebtedness, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; and (e) Bank may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale or other disposition by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

11.         DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

12.         STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall, to the extent permitted by law, continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13.         MISCELLANEOUS. When there is more than one Debtor named herein: (a) the word “Debtor” shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (iv) make any presentment or demand, or give any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14.         NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15.         COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel to the extent permissible), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank’s interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether or not suit is brought or foreclosure is commenced, and where suit is brought, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto. Notwithstanding anything in this Agreement to the contrary, reasonable attorneys’ fees shall not exceed the amount permitted by law. Whenever in this Agreement Debtor is obligated to pay for the attorneys’ fees of Bank, or the phrase “reasonable attorneys’ fees” or a similar phrase is used, it shall be Debtor’s obligation to pay the attorneys’ fees actually incurred or allocated, at standard hourly rates, without regard to any statutory interpretation, which shall not apply, Debtor hereby waiving the application of any such statute. Subject to any restrictions under applicable law pertaining to usury, all of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

16.         SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17.         SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18.         GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Oregon, but giving effect to federal laws applicable to national banks.

19.         INSURANCE PROVISIONS. Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing, to insure the Collateral with Bank named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank.

Debtor warrants that Debtor is an organization registered under the laws of Oregon.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 20050 SW 112th Ave., Tualatin, OR 97062.

Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: none.

IN WITNESS WHEREOF, this Agreement has been duly executed by Debtor, intending to be legally bound hereby, as of June 30, 2017.

CUI, INC.

By:	/s/ Daniel N. Ford
DANIEL FORD, CFO

SECURITY AGREEMENT

1.          GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned, CUI-CANADA, INC. (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a security interest in all of the present and future property of Debtor described as follows (collectively, the “Collateral”):

(a)          all money, accounts, deposit accounts (and other bank accounts), contract rights, chattel paper, instruments, promissory notes, documents of title, intangibles, software, letters of credit and rights in respect of letters of credit and other rights to payment of every kind now existing or at any time hereafter arising;

(b)          all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor’s business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor’s places of business or elsewhere;

(c)          all warehouse receipts, bills of sale, bills of lading and documents of title of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;

(d)          all money and property heretofore, now or hereafter delivered to or deposited with Bank or otherwise coming into the possession, custody or control of Bank (or any agent or bailee of Bank) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e)          all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

(f)          all other credit enhancements in respect of any of the foregoing (including, without limitation, all guaranties and security);

(g)          all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property; and

(g)          all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”). Terms used and not otherwise defined in this Agreement and defined in the Personal Property Security Act (Ontario) (the “PPSA”) shall have the meanings given to them in the PPSA.

Notwithstanding the foregoing, the security interests created hereby do not attach to [consumer goods or] extend to the last day of the term of any lease or agreement for lease of real property. Such last day shall be held by Debtor in trust for Bank and, on the exercise by Bank of any of its rights or remedies under this Agreement, shall be assigned by Debtor as directed by Bank.

2.          OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any guaranty or under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

3.          TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

4.          OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

5.          REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, and all of Debtor’s constating documents or agreements delivered to Bank are complete and accurate in every respect; (b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or as heretofore disclosed by Debtor to Bank, in writing; (e) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; (g) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including any applicable federal or provincial consumer credit laws; and (h) where the Collateral consists of equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank.

6.          COVENANTS OF DEBTOR.

(a)          Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, the jurisdiction in which it is organized and/or registered or, as applicable, its chief executive office or principal residence without giving Bank prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same; and (vii) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)          Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (ii) where applicable, to insure the Collateral with Bank named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from Debtor’s premises except in the ordinary course of Debtor’s business; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (vi) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor’s business; (viii) to permit Bank to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (x) if requested by Bank, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (xi) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xii) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xiii) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiv) in the event Bank elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

7.          POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Bank’s rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, financing change statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank’s interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank’s sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor’s premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

8.          PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9.          EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment of the rights of Bank in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10.         REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the PPSA or the personal property security laws of any other applicable jurisdiction or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank, (b) to sell, lease, license or otherwise dispose of any or all Collateral and (c) to appoint by instrument in writing, or obtain from any court of competent jurisdiction an order for the appointment of, a receiver, manager or receiver and manager (any of the foregoing, a “Receiver”) in respect of Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of Bank under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time (and, to the extent permitted by applicable law, any Receiver shall for purposes relating to responsibility for such Receiver’s acts or omissions be considered to be the agent of Debtor and not of Bank). All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (c) at Bank’s request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale or other disposition by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

11.         DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

12.         STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations or other limitation period, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13.         MISCELLANEOUS. When there is more than one Debtor named herein: (a) the word “Debtor” shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14.         NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15.         COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank’s interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy or insolvency proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

16.         SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17.         SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18.         GOVERNING LAW AND ATTORNMENT. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Without prejudice to the ability of Bank to enforce this Agreement in any other proper jurisdiction, Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such Province. To the extent permitted by applicable law, Debtor irrevocably waives any objection (including any claim of forum non conveniens) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

19.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20.           Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address:

39 Kodiak Crescent
North York, Ontario M3J 3E5

21.           Debtor warrants that the Collateral (except goods in transit in the ordinary course of business) is located or domiciled at the following additional addresses:

39 Kodiak Crescent
North York, Ontario M3J 3E5

[The signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the 21st day of July, 2017.

CUI-CANADA, INC.

Per:	/s/ Daniel N. Ford
Name: Daniel N. Ford
Title: CFO

I have the authority to bind the corporation

CONTINUING GUARANTY

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

1.          GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to CUI, INC. and CUI-CANADA, INC. (“Borrowers”), or any of them, by WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), and for other valuable consideration, the undersigned CUI GLOBAL, INC. (“Guarantor”), jointly and severally unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness of any of the Borrowers to Bank, all without relief from valuation and appraisement laws as applicable. The term “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether any of the Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. This Guaranty is a guaranty of payment and not collection.

2.          MAXIMUM LIABILITY; SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of each of the Borrowers to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any of the Borrowers or Guarantor or any other event or proceeding affecting any of the Borrowers or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to any of the Borrowers after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by any of the Borrowers or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at MAC P6101-250, 1300 SW 5th Avenue, 25th Floor, Portland, Oregon 97201, or at such other address as Bank shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor’s maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of any of the Borrowers or any other persons heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

3.          OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against any of the Borrowers or any other person, or whether any of the Borrowers or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. To the extent permitted by applicable law, Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor’s liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

4.          AUTHORIZATIONS TO BANK. Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor’s liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from any of the Borrowers to any Indebtedness of any of the Borrowers to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part. Upon Bank’s request, Guarantor agrees to provide to Bank copies of Guarantor’s financial statements.

5.          REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at Borrowers’ request; (b) Guarantor shall not, without Bank’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor’s assets other than in the ordinary course of Guarantor’s business; (c) Bank has made no representation to Guarantor as to the creditworthiness of any of the Borrowers; and (d) Guarantor has established adequate means of obtaining from each of the Borrowers on a continuing basis financial and other information pertaining to Borrowers’ financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about any of the Borrowers which is acquired by Bank in any manner.

6.          BANK’S RIGHTS WITH RESPECT TO GUARANTOR’S PROPERTY IN BANK’S POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing. Bank may exercise this remedy regardless of the adequacy of any collateral for the obligations of Guarantor to Bank and whether or not the Bank is otherwise fully secured.

7.          SUBORDINATION. Any Indebtedness of any of the Borrowers now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrowers to Bank. Such Indebtedness of Borrowers to Guarantor is assigned to Bank as security for this Guaranty and the Indebtedness and, if Bank requests, shall be collected and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness of Borrowers to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Indebtedness of any of the Borrowers to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Bank so requests, shall be delivered to Bank. Bank is hereby authorized in the name of Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Bank deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

8.          REMEDIES; NO WAIVER. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

9.          COSTS, EXPENSES AND ATTORNEYS’ FEES. Guarantor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel to the extent permissible), expended or incurred by Bank in connection with the enforcement of any of Bank’s rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether or not suit is brought, and if suit is brought, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity, Notwithstanding anything in this Guaranty to the contrary, reasonable attorneys’ fees shall not exceed the maximum amount permitted by law. Whenever in this Guaranty Guarantor is obligated to pay for the attorneys’ fees of Bank, or the phrase “reasonable attorneys’ fees” or a similar phrase is used, it shall be Guarantor’s obligation to pay the attorneys’ fees actually incurred or allocated, at standard hourly rates, without regard to any statutory interpretation, which shall not apply, Guarantor hereby waiving the application of any such statute. Subject to any restrictions under applicable law pertaining to usury, all of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

10.         SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank’s prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrowers to Bank and any obligations with respect thereto, including this Guaranty. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrowers, Guarantor or otherwise. Guarantor further agrees that Bank may disclose such documents and information to Borrowers.

11.         AMENDMENT. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

12.         APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word “Borrowers” and the word “Guarantor” respectively shall mean all or any one or more of them as the context requires.

13.         COUNTERPARTS; GOVERNING LAW. This Guaranty may be executed in as many counterparts as may be required to reflect all parties assent; all counterparts will collectively constitute a single agreement. This Guaranty shall be governed by and construed in accordance with the laws of Oregon, but giving effect to federal laws applicable to national banks, without reference to the conflicts of law or choice of law principles thereof.

14.         GUARANTOR’S WAIVERS.

(a)          Guarantor waives any right to require Bank to: (i) proceed against any of the Borrowers or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any of the Borrowers or any other person; (iv) take any other action or pursue any other remedy in Bank’s power; or (v) make any presentment or demand for performance, or give any notices of any kind, including, without limitation, any notice of nonperformance, protest, notice of protest or notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness; or (vi) set off against the Indebtedness the fair value of any real or personal property given as collateral for the Indebtedness (whether such right of setoff arises under statute or otherwise). In addition to the foregoing, Guarantor specifically waives any statutory right it might have to require Bank to proceed against Borrowers or any collateral that secures the Indebtedness.

(b)          Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the Borrowers or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of any of the Borrowers or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Borrowers which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower; (iv) the application by any of the Borrowers of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrowers to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any of the Borrowers or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any of the Borrowers; (vi) any impairment of the value of any interest in security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) or any requirement that Bank give any notice of acceptance of this Guaranty. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against any of the Borrowers or any other person and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. To the fullest extent permitted by applicable law, Guarantor waives all rights of a surety and the benefits of any applicable suretyship law, statute or regulation, and without limiting any of the waivers set forth herein, Guarantor further waives any other fact or event that, in the absence of this provision, would or might constitute or afford a legal or equitable discharge or release of or defense to Borrower.

(c)          Guarantor further waives all rights and defenses Guarantor may have arising out of (i) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor’s rights of subrogation or Guarantor’s rights to proceed against any of the Borrowers for reimbursement, or (ii) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of any of the Borrowers in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrowers’ Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to claim a fair market credit with respect to a deficiency or have a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness, and Guarantor waives any right Guarantor may have under any “one-action” rule. Guarantor further waives the benefit of any homestead, exemption or other similar laws.

15.         UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

16. ARBITRATION.

(a)          Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Guaranty and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)          Governing Rules. Any arbitration proceeding will (i) proceed in a location in Oregon selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)          No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)          Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in Oregon or a neutral retired judge of the state or federal judiciary of Oregon, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Oregon and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the corresponding rules of practice and procedure in Oregon or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)          Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)          Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Guaranty or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)          Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)          Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA or administrator. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

(i)          Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

17. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Guaranty as a Guarantor hereby expressly agrees that recourse may be had against his or her separate property for all his or her obligations under this Guaranty.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty, intending to be legally bound hereby, as of June 30, 2017.

CUI GLOBAL, INC.

By:	/s/ Daniel N. Ford
DANIEL FORD, CFO

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